UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2021 (June 30, 2021)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2021, Tivity Health, Inc. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) with a group of lenders, Morgan Stanley Senior Funding, Inc., as general administrative agent, term loan facility administrative agent and collateral agent (“Morgan Stanley”), and Truist Bank, as revolving facility agent and swingline lender (“Truist”). The Credit Agreement replaced the Company’s prior Credit and Guaranty Agreement, dated March 8, 2019 (the “Prior Credit Agreement”), with a group of lenders, Credit Suisse AG, Cayman Islands Branch, as general administrative agent, term facility agent and collateral agent, and Truist, as revolving facility agent and swingline lender. The Credit Agreement provides the Company with (i) a $400.0 million term loan B facility (the “Term Loan B”), (ii) a $100.0 million revolving credit facility that includes a $30.0 million sublimit for swingline loans and a $40.0 million sublimit for letters of credit (the “Revolving Credit Facility), and (iii) uncommitted incremental accordion facilities in an aggregate amount at any date equal to the greater of $167.5 million or 100% of the Company’s Consolidated EBITDA (as defined in the Credit Agreement) for the then-preceding four fiscal quarters, plus additional amounts based on, among other things, satisfaction of certain financial ratio requirements.

The Company used the proceeds of the Term Loan B and cash on hand to repay all of the outstanding indebtedness under the Prior Credit Agreement, and to pay transaction costs and expenses. Proceeds of the Revolving Credit Facility also may be used for general corporate purposes of the Company and its subsidiaries.

The Company is required to repay Term Loan B loans in consecutive quarterly installments, each in the amount of 0.25% of the aggregate initial amount of such loans, payable on September 30, 2021 and on the last day of each succeeding quarter thereafter until maturity on June 30, 2028, at which time the entire outstanding principal balance of such loans is due and payable in full. The Company is required to repay in full any outstanding swingline loans and revolving loans under the Revolving Credit Facility on June 30, 2026.

Borrowings under the Credit Agreement bear interest at variable rates based on a margin or spread in excess of either (1) one-month, three-month or six-month LIBOR (or with the approval of all lenders holding the particular class of loans, 12-month LIBOR), which may not be less than 0.00%, or (2) the greatest of (a) the prime lending rate of the agent bank for the particular facility, (b) the federal funds rate plus 0.50%, and (c) one-month LIBOR plus 1.00% (the “Base Rate”), as selected by the Company. The Base Rate may not be less than 1.00%. The LIBOR margin for Term Loan B loans is 4.25% and the LIBOR margin for revolving loans varies between 4.25% and 3.75% depending on the Company’s First Lien Net Leverage Ratio (as defined in the Credit Agreement). The Base Rate margin for Term Loan B loans is 3.25%, and the Base Rate margin for revolving loans varies between 3.25% and 2.75%, depending on the Company’s First Lien Net Leverage Ratio.

The Credit Agreement also provides for annual commitment fees ranging between 0.375% and 0.25% of the unused commitments under the Revolving Credit Facility, depending on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement), and annual letter of credit fees on the daily maximum amount available under outstanding letters of credit at the LIBOR margin for the Revolving Credit Facility.

Extensions of credit under the Credit Agreement are secured by guarantees from substantially all of the Company’s active material domestic subsidiaries and by security interests in substantially all of the Company’s and such subsidiaries’ assets, subject to certain specified exceptions.

With respect to the Revolving Credit Facility, the Credit Agreement contains a financial covenant that requires the Company to test specified maximum levels of its First Lien Net Leverage Ratio when certain conditions are met. The Credit Agreement also contains various other affirmative and negative covenants customary for financings of this type that, subject to certain exceptions, impose restrictions and limitations on the Company and certain of the Company’s subsidiaries with respect to, among other things, indebtedness; liens; negative pledges; restricted payments (including dividends, distributions, buybacks, redemptions, repurchases with respect to equity interests, and payments, redemptions, retirements, purchases, acquisitions, defeasance, exchange, conversion, cancellation or termination with respect to junior lien, subordinated or unsecured debt); restrictions on subsidiary distributions; loans, advances, guarantees, acquisitions and other investments; mergers and other fundamental changes; transfers of material assets to unrestricted subsidiaries; sales and other dispositions of assets (including equity interests in subsidiaries); sale/leaseback transactions; transactions with affiliates; conduct of business; amendments and waivers of organizational documents and material junior debt agreements; and changes to fiscal year.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1

Credit Agreement, dated June 30, 2021, by and among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as general administrative agent, term loan facility administrative agent and collateral agent, and Truist Bank, as revolving facility agent and swingline lender.

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  June 30, 2021